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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1995, incorporated by reference in The May Department Stores Company's Form 10-K for the year ended January 28, 1995, and to all references to our firm included in this registration statement.

                                          Arthur Andersen LLP

St. Louis, Missouri
August 23, 1995